Exhibit 10.9

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is made this 16th day of December, 2009 (the “Closing Date”), by and among WELLS FARGO EQUIPMENT FINANCE, INC., a Minnesota corporation (the “Senior Lender”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, acting individually and as trustee for the holders of the Junior Obligations (as defined herein) (the “Trustee”), JPMORGAN CHASE BANK, N.A. (in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as such terms are defined below) (the “Administrative Agent”), and NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Senior Lender intends to (x) make a loan to the Company pursuant to that certain Loan and Security Agreement to be executed contemporaneously herewith (as such Loan Agreement may be amended, supplemented, extended, restated, amended and restated, or otherwise modified from time to time, together with the other Transaction Documents (as defined therein), the “Loan Agreement”) and (y) purchase from Navistar Financial Assets Sales Corp., a Delaware corporation (“NFASC”) certain assets (the “Purchased Assets”) pursuant to that certain Note Purchase Agreement to be executed contemporaneously herewith (as such Note Purchase Agreement may be amended, supplemented, extended, restated, amended and restated, or otherwise modified from time to time, and together with the other Basic Documents (as defined therein), the “Note Purchase Agreement”); and

WHEREAS, the Senior Obligations (as such term is defined below) are to be secured by, among other things, a first priority lien and security interest in, to and on the Senior Collateral (as such term is defined below); and

WHEREAS, the Administrative Agent, the Lenders and the Company have, among other things, entered into a credit facility pursuant to that certain Amended and Restated Credit Agreement being executed contemporaneously herewith (as such Amended and Restated Credit Agreement may be amended, supplemented, extended, restated, amended as restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Company and the Trustee have entered into that certain Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005 between the Company and the Trustee, as amended by that certain First Amendment dated as of the date hereof (as so amended and as such Amended and Restated Security, Pledge and Trust Agreement may be amended, supplemented, extended, restated, amended as restated or otherwise modified from time to time, the “Security Agreement”); and

WHEREAS, the Company’s obligations under the Credit Agreement are to be secured by, among other things, a lien and security interest in, to and on the collateral described in the Security Agreement; and

WHEREAS, in order to induce the Senior Lender to enter into the Loan Agreement and the Note Purchase Agreement, and to extend credit to the Company and purchase the assets from

NFASC thereunder, respectively, and in order to induce the Administrative Agent, the Lenders and the Trustee to enter into the Junior Debt Documents (as such term is defined below) to which they are party, the Senior Lender, the Administrative Agent and the Trustee have agreed to enter into this Agreement in order to set forth the respective priorities of the security interests of the Senior Lender and the Trustee in, to and on the Senior Collateral.

NOW, THEREFORE, in consideration of each of the parties’ entry into the above referenced agreements and arrangements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

Administrative Agent means JPMorgan Chase Bank, N.A., and its successors and assigns under the Credit Agreement.

Affiliate means, with respect to any Person, any other Person which: (a) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such other Person, or (b) beneficially owns or holds the voting securities or other equity interest of such other Person. For the purposes of this Agreement, “control” of a Person means the power, directly or indirectly, either to (i) vote ten percent (10%) or more of the securities or other equity interests having ordinary voting power for the election of directors or managers (or Persons performing similar functions) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Bankruptcy Code means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder.

Business Day means any day of the year excluding Saturday, Sunday or any day which shall be, in the cities of Minneapolis, Minnesota, Chicago, Illinois, and New York, New York, a legal holiday or any day on which banking institutions are authorized or required by law or other governmental actions to close.

Claim has the meaning set forth in Section 21 hereof.

Closing Date has the meaning set forth in the Preamble hereto.

Company has the meaning set forth in the Preamble hereto.

Credit Agreement has the meaning set forth in the Recitals hereto.

Junior Debt Documents means the Credit Agreement, the Security Agreement, and all other instruments, documents and agreements executed in connection therewith or in furtherance thereof, as the same may be amended, supplemented, extended, restated, amended and restated or otherwise modified from time to time.

Junior Loan Default means the occurrence of any default, event of default or breach under the Credit Agreement and/or Security Agreement, or any of the other Junior Debt Documents which entitles the Administrative Agent and/or the Lenders to accelerate the Junior Obligations, whether or not the Administrative Agent and/or the Lenders elects to do so.

Junior Obligations means all obligations, liabilities and indebtedness of the Company to the Administrative Agent, the Lenders and the Trustee of whatsoever nature and howsoever evidenced, whether now existing or hereafter incurred, under the Junior Debt Documents, including any partial or complete refinancings thereof.

Lenders means the holders of the Junior Obligations.

Loan Agreement has the meaning set forth in the Recitals hereto.

NFASC has the meaning set forth in the Recitals hereto.

Note Purchase Agreement has the meaning set forth in the Recitals hereto.

Obligations mean, collectively, the Senior Obligations and the Junior Obligations.

Person means any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, limited liability partnership, limited partnership, unincorporated organization or enterprise or governmental entity.

Proceeds means all proceeds as defined in the UCC as well as all cash, securities, dividends, insurance proceeds, condemnation awards and other income or property received in respect of any Senior Collateral or Purchased Assets, as applicable, including any cash, securities or other property received from any liquidations or adjustment of the Senior Collateral or Purchased Assets, as applicable, or the proceeds thereof which may be distributed in kind.

Purchased Assets means the property transferred by the Company to NFASC pursuant to that certain Note Sale Agreement to be executed contemporaneously herewith and purchased by Senior Lender from NFASC pursuant to the Note Purchase Agreement.

Remedies has the meaning set forth in Section 7(a) hereof.

Reorganization means, with respect to the Company, any filing, whether voluntary or involuntary, of any petition under the Bankruptcy Code, the bringing of any proceeding for the relief of the Company, distribution of the assets of the Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Company or the readjustment of the liabilities of the Company or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company.

Senior Collateral means the “Collateral”, as defined in the Loan Agreement.

Senior Debt Documents means the Loan Agreement, the Note Purchase Agreement and any and all other instruments, documents and agreements executed in connection with or in furtherance of either or both of the Loan Agreement and the Note Purchase Agreement, including, but not limited to, any guaranties thereof, as the same may be amended, supplemented, extended, restated, amended and restated or otherwise modified from time to time.

Senior Lender means Wells Fargo Equipment Finance, Inc., a Minnesota corporation, and its successors and assigns.

Senior Loan Default means the occurrence of any default, event of default or breach under any of the Senior Debt Documents which, by the terms of the Senior Debt Documents, entitles the Senior Lender to accelerate the Senior Obligations, whether or not the Senior Lender elects to do so.

Senior Obligations means all obligations, liabilities and indebtedness of the Company or NFASC to the Senior Lender of whatsoever nature and howsoever evidenced, whether now existing or hereafter incurred, under the Senior Debt Documents, including any partial or complete refinancings thereof.

UCC shall mean the Uniform Commercial Code as in effect in the State of New York as amended from time to time.

2. Certain Representations, Warranties, Covenants and Acknowledgments.

(a) The Trustee in its individual capacity as set forth herein and otherwise as trustee for the Lenders hereby:

(i) acknowledges that the Senior Lender’s agreement to provide financing to the Company under the Loan Agreement and purchase certain assets from NFASC under the Note Purchase Agreement is made in reliance upon the Trustee’s agreement to, and the Trustee and the Lenders each agree to: (x) subordinate any security interests, liens and encumbrances it has or may claim to have in and to the Senior Collateral, (y) release and disclaim any interest it has or may have in the Purchased Assets (other than such interests as are indirectly subject of the pledge of the stock of NFASC), and (z) refrain from exercising any rights and remedies it may have under the Security Agreement with respect to the Senior Collateral and the stock of NFASC until Senior Lender has received indefeasible payment in full and full performance of all Senior Obligations;

(ii) covenants and agrees that any purchaser, assignee, transferee or other successor of the Trustee under the Security Agreement shall be bound by the terms of this Agreement;

(iv) represents and warrants that it both as Trustee and in its individual capacity is not subject to any contractual limitation or restriction which would impair in any way the execution of or its performance under this Agreement;

(v) represents and warrants that both as Trustee and in its individual capacity this Agreement shall be binding upon it and enforceable against it in accordance with the terms hereof;

(vi) covenants and agrees that no payment or distribution to the Senior Lender pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until all of the Senior Obligations shall have been indefeasibly paid in full; and

(vii) covenants and agrees that all rights and interests of Senior Lender under this Agreement, and all agreements and obligations of Trustee under this Agreement, shall remain in full force and effect irrespective of (w) any lack of validity or enforceability of any of the Senior Debt Documents or any other agreement or instrument relating thereto; (x) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any of the Senior Debt Documents; (y) any exchange, release or non-perfection of any Senior Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or (z) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a subordinate creditor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Senior Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(b) The Administrative Agent on behalf of itself and the Lenders hereby:

(i) acknowledges that the Senior Lender’s agreement to provide financing to the Company under the Loan Agreement and purchase certain assets from the Company under the Note Purchase Agreement is made in reliance upon the Administrative Agent’s agreement to, and the Administrative Agent on behalf of the Lenders agrees to: (x) subordinate any security interests, liens and encumbrances it has or may claim to have in and to the Senior Collateral, (y) release and disclaim any interest it has or may have in the Purchased Assets (other than such interests as are indirectly subject of the pledge of the stock of NFASC), and (z) refrain from instructing the Trustee to exercise any rights and remedies it may have under the Security Agreement with respect to the Senior Collateral and the stock of NFASC until Senior Lender has received indefeasible payment in full and full performance of all Senior Obligations;

(ii) covenants and agrees that any purchaser, assignee, transferee or other successor of the Administrative Agent, the Lenders and the Trustee under the Junior Debt Documents, respectively, shall be bound by the terms of this Agreement;

(iv) represents and warrants that it is not subject to any contractual limitation or restriction which would impair in any way the execution of or its performance under this Agreement;

(v) represents and warrants that this Agreement shall be binding upon it and enforceable against it in accordance with the terms hereof;

(vi) certifies that the Senior Lender has been provided with true, correct and complete copies of the Junior Debt Documents, as they exist as of the Closing Date;

(vii) acknowledges that it has received from the Senior Lender copies of all of the Senior Debt Documents as in effect on the Closing Date, and consents to the transactions contemplated therein and thereby and acknowledges that the transactions contemplated therein and thereby do not violate or conflict with the Junior Debt Documents;

(viii) covenants and agrees that no payment or distribution to the Senior Lender pursuant to the provisions of this Agreement shall entitle the Administrative Agent, any Lender or the Trustee to exercise any rights of subrogation in respect thereof until all of the Senior Obligations shall have been indefeasibly paid in full; and

(ix) covenants and agrees that all rights and interests of Senior Lender under this Agreement, and all agreements and obligations of the Administrative Agent and the Trustee under this Agreement, shall remain in full force and effect irrespective of (w) any lack of validity or enforceability of any of the Senior Debt Documents or any other agreement or instrument relating thereto; (x) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any of the Senior Debt Documents; (y) any exchange, release or non-perfection of any Senior Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations; or (z) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a subordinate creditor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by the Senior Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(c) The Senior Lender hereby:

(i) covenants and agrees that any purchaser, assignee, transferee or other successor of the Senior Lender under the Loan Agreement shall be bound by the terms of this Agreement;

(ii) represents and warrants that it is not subject to any contractual limitation or restriction which would impair in any way the execution of or its performance under this Agreement;

(iii) represents and warrants that this Agreement shall be binding upon it and enforceable against it in accordance with the terms hereof; and

(iv) certifies that it has delivered to the Administrative Agent copies of all of the Senior Debt Documents as in effect on the Closing Date.

3. Priorities in Senior Collateral.

(a) Irrespective of (i) the time, order, manner or method of creation, attachment and/or perfection of any security interest and/or lien granted in favor of a Lender in or on any or all of the Senior Collateral, (ii) any provision of the UCC or any other applicable laws or decisions to the contrary, (iii) the dating, execution or delivery of any document or agreement granting the Senior Lender a security interest and/or lien in or on any Senior Collateral, (iv) the provisions of any contract or document in effect between the Senior Lender, the Lenders, the Administrative Agent and/or the Trustee, on the one hand, and the Company, on the other, (v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests, and (vi) whether Senior Lender or any agent, custodian or bailee holds possession of any part or all of the Senior Collateral, any and all security interests, liens, mortgages, rights and interests of the Trustee, Administrative Agent and the Lenders, whether now or hereafter arising and howsoever existing, in or on any or all of the Senior Collateral, are and shall at all times continue to be subordinated to any and all security interests, liens, mortgages, rights and interests of the Senior Lender in and to the Senior Collateral. For purposes of the foregoing, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

(b) The Administrative Agent and the Trustee each acknowledges that the Senior Lender, Company and NFASC have structured and agreed to treat the transactions contemplated by the Note Purchase Agreement as a sale; the Administrative Agent and the Trustee each hereby covenants and agrees that neither the Administrative Agent nor the Trustee shall (directly or by permitting or cooperating with such action by the Company or its Affiliates or any bankruptcy trustee) contest, assert any claim or otherwise seek to recharacterize the Senior Lender’s purchase of the Purchased Assets pursuant to the Note Purchase Agreement as a loan. Notwithstanding the previous sentence, should a court of competent jurisdiction determine that the sale and assignment of the Purchased Assets did not constitute a sale or that such sale for any reason is ineffective or unenforceable or otherwise that the Purchased Assets are part of Company or NFASC’s estate, the Administrative Agent and the Trustee each acknowledges and agrees that the Senior Lender has a first priority perfected security interest in such Purchased Assets, and in such event such Purchased Assets are and shall be deemed to be included as “Senior Collateral” for all purposes of this Agreement and accordingly any security interest of the Trustee in such Purchased Assets and the stock of NFASC shall be subordinate to the Senior Lender’s security interest in such Purchased Assets on the terms and provisions of this Agreement.

(c) The Senior Lender hereby consents to the granting by the Company to the Trustee of a second, subordinate and inferior lien on the Senior Collateral, subject to the terms and conditions of this Agreement, as security for the Junior Obligations. The Trustee hereby (i) subordinates the lien, operation and effect of the Junior Debt Documents in and to the Senior Collateral to the lien, operation and effect of the Senior Debt Documents in and to the Senior Collateral, and (ii) agrees that the lien, operation and effect of the Senior Debt Documents in and to the Senior Collateral shall be deemed to be prior and senior to the lien, operation and effect of the Junior Debt Documents in and to the Senior Collateral, and the lien, operation and effect of the Junior Debt Documents in and to the Senior Collateral shall be in all respects subject and subordinate to the lien, operation and effect of the Senior Debt Documents in and to the Senior Collateral, irrespective of the time, order or method of attachment or perfection of the respective liens of the Senior Lender and the Trustee in and to the Senior Collateral or the time or order of the applicable filings.

4. No Trustee Action With Respect to Senior Collateral; Payments In Trust.

Until the Senior Obligations have been indefeasibly paid in full and performed, the Trustee shall not commence or continue any foreclosure or liquidation proceedings or any other enforcement actions or otherwise exercise any rights and remedies it may have under the Security Agreement with respect to the Senior Collateral and the stock of NFASC. The Administrative Agent on behalf of itself and the Lenders agrees not to instruct the Trustee to take any of the actions referred to in the previous sentence. In the event any collections or any proceeds of the Senior Collateral shall be received by the Trustee or the Administrative Agent for any reason at any time prior to the indefeasible payment in full of all Senior Obligations and termination of all of the financing arrangements and commitments between the Company and the Senior Lender under the Senior Debt Documents, such collections or proceeds shall be held in trust for the benefit of, and within two (2) Business Days of receipt deliver the same to the Senior Lender in precisely the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to the Senior Lender) for application to the Senior Obligations, whether due or not due. The Senior Lender is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until the Senior Obligations have been indefeasibly paid in full, the Administrative Agent and the Trustee will not, without the prior written consent of the Senior Lender, amend or consent to any amendment of any provision of the Junior Debt Documents with respect to the Senior Collateral, the Purchased Assets, and the stock of NFASC.

5. Reorganization.

(a) The Administrative Agent and the Trustee each hereby acknowledges and agrees that this Agreement shall survive any Reorganization and shall continue unimpaired and in full force and effect and shall apply with full force and effect with respect to all of the Senior Collateral and the Purchased Assets.

(b) During the pendency of any Reorganization, the Administrative Agent and the Trustee each hereby acknowledges and agrees as follows:

(i) If the Senior Lender shall desire to permit the use by the Company of any of the Senior Collateral that constitutes “cash collateral”, under 11 U.S.C. §363 or any successor statute or similar statute, or to provide or permit post-petition financing to the Company, under 11 U.S.C. §364 or any successor statute or similar statute: (1) adequate notice shall be deemed to have been provided for such use of cash collateral or such post-petition financing if the Trustee receives notice thereof at least five (5) Business Days prior to the earlier of (x) any hearing on a request to approve such use of cash collateral or such post-petition financing, or (y) the date of entry of an order approving the same; and (2) no objection, directly or indirectly, will be raised by the Administrative Agent or the Trustee to any such use of cash collateral or such post-petition financing.

(ii) No objection, directly or indirectly, will be raised by the Administrative Agent or the Trustee to any motion by the Senior Lender for relief from the automatic stay in any Reorganization (including the automatic stay under 11 U.S.C. §362 or any successor statute) to foreclose on, sell or otherwise realize upon the Senior Collateral.

(iii) No objection or other challenge, directly or indirectly, will be raised by the Administrative Agent or the Trustee to the validity, perfection or priority of the Senior Lender’s security interest in the Senior Collateral, or to the Senior Lender’s ownership of the Purchased Assets.

(iv) No objection, directly or indirectly, will be raised by the Administrative Agent or the Trustee to any sale or other disposition of the Senior Collateral under 11 U.S.C. §363, or any successor statute, to which the Senior Lender has consented.

(v) The Administrative Agent and the Trustee generally will not take any action in connection with any such Reorganization with respect to the Senior Collateral and the Purchased Assets that the Administrative Agent and the Trustee would not be permitted to take under this Agreement.

(vi) Nothing contained in this Section 5(b) shall prohibit the Trustee from making a claim in any Reorganization with respect to the Senior Collateral on the same basis as an unsecured creditor, so long as (1) such action is not based on the Trustee’s status as a secured creditor; (2) the Trustee shall not contest the validity, perfection or priority of the Senior Lender’s claim in such Reorganization or its lien on the Senior Collateral or any other collateral for the Senior Obligations and the Senior Lender’s ownership of the Purchased Assets; (3) payments received by the Trustee shall be held and distributed as otherwise provided in this Agreement; and (4) the Trustee shall not take any action inconsistent with the rights or priorities established for the parties under this Agreement.

(c) The Trustee may, in any Reorganization, file claims, proofs of claims and other instruments of similar character necessary to enforce the obligations of the Company in respect of the Junior Obligations. The Trustee shall not vote any claim in a manner inconsistent with this Agreement.

6. Exercise of Rights and Remedies.

(a) So long as any of the Senior Debt Documents remain in effect or any of the Senior Obligations remain outstanding, the Senior Lender shall have the exclusive right to carry out the provisions of the Senior Debt Documents and to enforce and collect any loans or advances included within the Senior Collateral, or the Senior Obligations secured thereby and to exercise and enforce all rights and privileges accruing to the Senior Lender by reason of the Senior Debt Documents and any other agreements, security, guaranties or claims given to the Senior Lender in connection therewith, all in the Senior Lender’s sole discretion and in the exercise of its sole business judgment. This includes more specifically, without limitation, the rights: (i) in the Senior Lender’s sole discretion, to make overadvances or other extensions of credit to the Company in excess of the amounts otherwise available to the Company under the Senior Debt Documents, (ii) to effect collection of all Senior Collateral and to settle and adjust the amounts due thereon directly with the applicable Portfolio Obligors (to the extent provided in and as defined in the Senior Debt Documents), (iii) to sell or otherwise dispose of Senior Collateral, and (iv) to incur expenses in relation to the foregoing; all as may be necessary in the Senior Lender’s reasonable discretion, and all as more fully provided in the Senior Debt Documents and to exercise all the rights and remedies of a secured lender under the UCC. In exercising its rights as aforesaid, the Senior Lender agrees that it shall handle all transactions relating to the Senior Collateral in accordance with its usual practices in the ordinary course of its business. The Trustee agrees that, so long as the Company may be indebted or obligated to the Senior Lender in any manner whatsoever under the Senior Debt Documents, the Trustee shall not exercise any rights with respect to the Senior Collateral, the Purchased Assets and the stock of NFASC, except in compliance with the terms and conditions of this Agreement and the Senior Debt Documents.

(b) At the request of the Senior Lender, the Trustee shall promptly release any and all security interests, liens, claims and/or rights which they may have on or in the Senior Collateral to facilitate the collection, sale or other disposition of such Senior Collateral by the Senior Lender or by the Company (with the written consent of the Senior Lender) so long as the Proceeds thereof are applied in accordance with the provisions of Section 9 of this Agreement.

7. Limit on Trustee’s Right of Action.

(a) The Trustee may take any of the following actions with respect to any Junior Loan Default, so long as the taking of such actions does not unduly delay or materially impair the Senior Lender’s rights to realize upon the Senior Collateral or impair or challenge the Senior Lender’s ownership of the Purchased Assets: (1) take such actions as may be required to obtain or preserve its judgment lien or claim on the Senior Collateral and the stock of NFASC (including joining in (but not initiating or controlling) any foreclosure, sale or other judicial lien enforcement proceeding with respect to the Senior Collateral initiated by the Senior Lender); (2) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Trustee, including any claims secured by the Senior Collateral and the pledge of the stock of NFASC; (3) bid for and purchase Senior Collateral at any private or judicial foreclosure sale of such Senior Collateral; (4) exercise its rights under the Junior Debt Documents to impose the default rate of interest in accordance with the Credit Agreement; and

(5) make any filing that may be necessary to prevent the expiration of or to toll the running of any applicable statute of limitations (so long as such filing is not made earlier than thirty (30) days prior to the expiration of such statute of limitations or such earlier date by which such filing is required to prevent the expiration of or to toll such statute of limitations). In the event that the Trustee is delayed in the exercise of any right or remedy by the provisions of this Agreement, the Company agrees that it will not assert, and waives any right to assert, that the exercise of such right or remedy is untimely or that failure or delay to exercise such right or remedy constitutes a waiver thereof.

(b) The Administrative Agent and the Trustee shall not take or permit any action prejudicial to or inconsistent with the provisions of this Agreement or the Junior Debt Documents.

(c) So long as the Senior Obligations have not been indefeasibly paid in full, any amounts collected by the Trustee as Proceeds of the Senior Collateral shall be promptly paid over to the Senior Lender in payment of the Senior Obligations.

8. Further Assurances. The Senior Lender, Administrative Agent and the Trustee each agree to execute such further documents or instruments as may be necessary to effect the purpose of this Agreement.

9. Application of Proceeds after Acceleration of the Obligations. Upon the Senior Lender’s or the Administrative Agent (or the Lenders) acceleration of the Senior Obligations or the Junior Obligations (as the case may be), all Proceeds received by either the Senior Lender or the Trustee as a result of the exercise of any of its rights and remedies, realized from the sale or other disposition of any Senior Collateral, shall be applied as follows (to which the Administrative Agent and the Company hereby irrevocably consents):

first, to the payment in full of all of the Senior Obligations;

second, unless otherwise directed by court order, to the payment in full of all of the Junior Obligations; and

third, unless otherwise directed by court order, to pay to the Company, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining.

10. Waivers. The Administrative Agent, the Trustee and the Senior Lender each agree not to assert and hereby waive, to the maximum extent permissible by law, any right to demand, request, plead or otherwise assert or claim the benefit of, any marshaling or other similar right that may otherwise be available under applicable law.

11. Additional Rights of the Senior Lender.

(a) If the Administrative Agent or the Trustee, in violation of this Agreement, shall commence or prosecute any suit, action or proceeding against the Company, the Company may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene and interpose such defense or plea in the Senior Lender’s name or in the name of the Company. If the Administrative Agent or the Trustee obtains any assets of the Company as a result of any administrative, legal or equitable action, or otherwise, in violation of the terms of this Agreement, the Administrative Agent or the Trustee shall receive and hold such assets in trust, to and for the benefit of the Senior Lender, and shall promptly (within three (3) Business Days) pay over, deliver and assign to the Senior Lender any such assets for the application to the Senior Obligations.

(b) The Senior Lender shall have the right, in its sole discretion, to exercise or refrain from exercising any powers or rights which the Senior Lender may have under the Senior Debt Documents, and such exercise or failure to exercise shall not affect any of the Senior Lender’s rights under this Agreement. The Administrative Agent and the Trustee each hereby agrees that the Senior Lender may from time to time in the Senior Lender’s sole discretion, amend any of the terms of the Senior Debt Documents, grant extensions of time of payment or performance and make compromises and settlements with the Company or other lenders of the Company, without affecting the agreements of the Administrative Agent, the Trustee or the Company hereunder. This Agreement shall continue in full force and effect until the Senior Obligations have been indefeasibly paid in full in immediately available funds or other consideration acceptable to the Senior Lender and Senior Lender’s obligations under the Senior Debt Documents are terminated. Except as otherwise set forth in this Agreement and to the extent provided in the Senior Debt Documents, without notice to, or consent of, the Administrative Agent and the Trustee, and without in any way affecting, limiting, modifying, discharging or releasing the right of the Senior Lender to enforce this Agreement, the Senior Lender may, in its sole discretion, at any time and from time to time (i) extend, renew, accelerate, modify, amend, restate, change, increase, decrease, substitute, subordinate, exchange, sell, assign, compromise, settle, waive, terminate, release, discharge, grant indulgences with respect to, or otherwise deal with in any manner all or any part of the Senior Obligations, any collateral and security therefor, the Company, or any other maker, guarantor, endorser, surety or other person directly or contingently liable or obligated for all or any part of the Senior Obligations or any of the provisions of the Loan Agreement or of any of the other Senior Debt Documents, (ii) fail, omit, lack diligence or delay to perfect, maintain, enforce, assert or exercise any Lien, right or remedy conferred on the Senior Lender under the provisions of the Senior Debt Documents or applicable laws or otherwise, or (iii) take or omit to take any other action which may or might in any manner or to any extent constitute a defense available to, or discharge of, the Company, or any obligor in respect of the Senior Obligations or of the Administrative Agent or the Trustee in respect of this Agreement. The Administrative Agent and the Trustee each hereby waives any and all notices of the creation, renewal, extension or accrual of any of the Senior Obligations.

12. Additional Rights of Administrative Agent and the Trustee

(a) Subject to the limitations set forth in Section 12(b), the Administrative Agent and the Trustee each shall have the right, in its sole discretion, to modify, amend, waive or release any of the terms of the Junior Debt Documents, and to exercise or refrain from exercising any powers or rights which they may have thereunder, and such modification, amendment, waiver, release, exercise or failure to exercise shall not affect any of the Senior Lender’s rights under this Agreement. The Senior Lender hereby agrees that, subject to the limitations set forth in Section

12(b), the Administrative Agent and the Trustee may from time to time in its sole discretion amend any of the terms of the Junior Debt Documents, grant extensions of time of payment or performance and make compromises and settlements with the Company without affecting the agreements of the Administrative Agent, the Trustee, the Senior Lender or the Company hereunder.

(b) Notwithstanding anything contained in Section 12(a) to the contrary, it is understood that the Junior Debt Documents may not be amended or modified with respect to the Senior Collateral, the Purchased Assets and the pledge of the stock of NFASC if such modification conflicts with or is inconsistent with this Agreement and is otherwise adverse to the rights and interests of the Senior Lender in the Senior Collateral and the Purchased Assets.

13. Reliance, Independent Credit Investigations. The Administrative Agent and the Trustee each expressly waives all notice of the acceptance by the Senior Lender of the provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement. None of the Senior Lender, the Administrative Agent and the Trustee, nor any of their respective directors, officers, members, agents or employees shall be responsible to the other or to any other Person or entity for the Company’s solvency, creditworthiness, financial condition or ability to repay any of the Senior Obligations or Junior Obligations (as the case may be) or for the accuracy of any recitals, statements, representations or warranties of the Company, oral or written, or for the validity, sufficiency, enforceability, collectability or perfection of any liabilities, agreements, instruments or documents, or any security interests or liens granted by the Company in connection therewith. Each of the Senior Lender, the Administrative Agent and the Trustee has entered into its respective agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 13. None of the Senior Lender, the Administrative Agent, and the Trustee shall have any responsibility under this Agreement to the other for monitoring or assuring compliance by the Company with any covenants or representations made to any party. Each of the Senior Lender, the Administrative Agent and the Trustee hereby assumes responsibility for keeping itself informed of the financial condition of the Company and of all other circumstances bearing upon the risk of non-payment of its respective obligations that diligent inquiry would reveal and each of such parties hereby agrees that it shall have no duty to advise the other party of any information regarding such condition or any such circumstances. Each of the Senior Lender, the Administrative Agent and the Trustee agrees, upon the written request of the other, to provide a written statement as to the amount of Senior Obligations or Junior Obligations, as the case may be, then outstanding.

14. Notices.

(a) Each of the Senior Lender, the Administrative Agent, and the Trustee agrees to use commercially reasonable efforts to furnish the other with copies of any notices of default, acceleration, demand or foreclosure as the party giving the notice may send to the Company, provided that failure to give any of the foregoing notices shall not (x) affect the priorities of the liens upon the Senior Collateral set forth herein, or (y) so long as such failure to notify would not otherwise constitute a breach of the terms of this Agreement result in any liability whatsoever to the other party.

(b) All notices, requests, demands and other communications hereunder to or upon Senior Lender, the Administrative Agent, the Trustee or the Company shall be in writing and shall be delivered by confirmed facsimile (so long as such facsimile notice is simultaneously provided by another method provided herein) or by depositing the same with a recognized overnight courier service or with the United States Postal Service (certified mail, postage prepaid, return receipt requested) and addressed as provided below:

If to the Company, to the following address:

Navistar Financial Corporation

425 N. Martingale Road

Schaumburg, Illinois 60173

Attention: General Counsel

Facsimile No.: (630) 753-4410

If to the Administrative Agent, to the following address:

JPMorgan Chase Bank, N.A.

1111 Fannin Street, 10th Floor

Houston, Texas 77002-6925

Attention: Loan and Agency Services

Facsimile No.: (713) 750-2938

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

Attention: Richard W. Duker

Facsimile No.: (212) 270-5100

If to the Trustee, to the following address:

Deutsche Bank Trust Company Americas

Trust & Security Services

60 Wall Street

New York, New York 10005

Attention: Irina Golovashchuk

Facsimile No.: (732) 578-4695

with a copy to:

Deutsche Bank National Trust Company

Global Transaction Banking

Trust & Securities Services

100 Plaza One, 6th Floor - MS 0699

Jersey City, New Jersey 07311-3901

Facsimile No.: (732) 578-4635

If to the Senior Lender, to the following address:

Wells Fargo Equipment Finance, Inc.

733 Marquette Avenue

Minneapolis, Minnesota 55402

Attn: Lease Portfolio Administrator

Facsimile No.: (866) 687-5578

with copy to: Ober, Kaler, Grimes & Shriver

A Professional Corporation

120 E. Baltimore Street

Baltimore, Maryland 21202

Attention: Ethan J. Blank, Esq.

Facsimile No.: (410) 547-0699

or to such other address or addresses as the parties to whom such notices are to be directed may have designated in writing to the other parties hereto. Notices shall be deemed given upon the business day received in the case or facsimile (or if received after normal business hours on the next succeeding business day), on the business day following deposit with a recognized overnight courier service, or five (5) Business Days after deposit with the Postal Service.

15. Successors; Continuing Effect, Etc. This Agreement is being entered into for the benefit of and shall be binding upon the Senior Lender, the Administrative Agent, the Trustee, and their respective successors and assigns. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as there are both Senior Obligations outstanding and Junior Obligations outstanding. The obligations of the Administrative Agent and the Trustee hereunder shall be reinstated and revived, and the rights of the Senior Lender shall continue, with respect to any amount at any time paid on account of the Senior Obligations which shall thereafter be required to be restored or returned by the Senior Lender in any Reorganization (including without limitation, any repayment made pursuant to any provision of Chapter 5 of the Bankruptcy Code), all as though such amount had not been paid.

16. Entire Agreement; Amendment; Waiver.

(a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Senior Lender, the Administrative Agent and the Trustee (unless such amendment or modification shall impose any additional obligations upon the Company, in which case such amendment or modification shall also require execution by the Company, as applicable).

(b) No failure or delay on the part of any party in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

17. Execution in Counterparts. This Agreement may be executed on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. This Agreement may be reproduced by any photostatic, microfilm, micro-card, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

18. Governing Law. This Agreement and all other related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflict of laws principles of such state (other than Sections 5-1401 and 5-1402 of the General Obligations Law)), including all matters of construction, validity and performance regardless of the location of the Senior Collateral.

19. Jurisdiction. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the City of New York, in the Borough of Manhattan, and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH PARTY MAY BE A PARTY, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT. IT IS HEREBY AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY, AND EACH PARTY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

21. Equitable Relief. Each party acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other parties. Therefore, the relief to which a party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

22. Heading. The captions and headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

23. Inconsistent Terms. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Senior Debt Documents, the Junior Debt Documents or any of the documents, instruments and agreements executed at any time in conjunction therewith or in furtherance thereof, the provisions of this Agreement shall control.

24. Construction and Interpretation. For the purposes of this Agreement: (i) the masculine shall include the feminine and the singular the plural and vice versa; and (ii) any reference to the Senior Lender, the Lenders, the Administrative Agent, the Trustee or the Company shall be deemed to refer to any successors and assigns of such Person and, in the case of the Senior Lender and the Lenders, any subsequent holder of any of the Senior Obligations or the Junior Obligations, as applicable.

25. No Third Party Beneficiary. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lender on the one hand and the Trustee on the other hand and no other Person, specifically including, but without limitation, the Company, shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to or shall impair, as between the Company and the Senior Lender and the Administrative Agent, the Lenders and the Trustee, as applicable, the obligations of the Company, which are absolute and unconditional, to pay the Senior Obligations and the Junior Obligations as and when the same shall become due and payable in accordance with their respective terms. The existence of this Agreement shall not commit or obligate any party to make loans or extend credit to the Company.

26. Reservation of Security Interests as Against Third Parties. Nothing contained in this Agreement is intended to affect or limit in any way any consensual security interests and/or liens the Senior Lender may have now or in the future in or on any other property and assets of the Company, whether tangible or intangible, insofar as the Company and third parties are concerned. The Senior Lender specifically reserves all such security interests and/or liens and rights to assert such security interests and/or liens as against the Company and third parties, subject to the terms of this Agreement.

27. Severability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

28. Subrogation. Subject to the Senior Obligations having been indefeasibly paid in full and all Senior Obligations being performed in full, the Trustee shall be subrogated to the rights of the Senior Lender to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Obligations until all amounts owing on the Junior Obligations shall be indefeasibly paid in full (and, for this purpose, no distribution on the Junior Obligations paid to or turned over to the Senior Lender shall be deemed to have reduced the Junior Obligations), it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Trustee and the Senior Lender. A distribution made or turned over to the Senior Lender pursuant to this Agreement which otherwise would have been made to Trustee is not, as between the Company or its other creditors and Trustee, a payment by the Company to or on account of the Senior Obligations.

29. Representative Capacity. The Administrative Agent is executing and delivery this Agreement in its capacity as the agent of the Lenders pursuant to the Credit Agreement. The Administrative Agent, on behalf of the Lenders (who are deemed to have consented to this Agreement) hereby authorizes and instructs the Trustee to enter into this Agreement. In entering into this Agreement, the Trustee shall be afforded the same rights, protections, immunities and indemnities as are set forth in the Security Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

WELLS FARGO EQUIPMENT FINANCE, INC.

By:	/s/ Lisa K. Lenton
	Name:	Lisa K. Lenton
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee by Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Assistant Vice President

By:	/s/ Kenneth R. Ring
	Name:	Kenneth R. Ring
	Title:	Vice President

NAVISTAR FINANCIAL CORPORATION

By:	/s/ William V. McMenamin
	Name:	William V. McMenamin
	Title:	Vice President, Chief Financial Officer and Treasurer